Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BorgWarner Inc. Retirement Savings Plan
Auburn Hills, Michigan
We hereby consent to the incorporation by reference in the Registration Statement on Form
S-8 (Nos. 333-45499, 333-67131, 333-85291, 333-35718, 333-118202, 333-136605, and 333-150570) of BorgWarner Inc. of our report dated June 5, 2015, relating to the financial statements and supplemental schedule of BorgWarner Inc. Retirement Savings Plan which appear in this Form 11-K for the year ended December 31, 2014.

/s/ BDO USA, LLP

Troy, Michigan
June 5, 2015

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-45499, 333-67131, 333-85291, 333-35718, 333-118202, 333-136605, and 333-150570) of BorgWarner Inc. of our report dated June 4, 2014 relating to the financial statements of the BorgWarner Inc. Retirement Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
June 5, 2015